UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On January 27, 2017, KBS Real Estate Investment Trust, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the Offices of KBS, 800 Newport Center Drive, First Floor, Suite 140, Conference Room Center, Newport Beach, California 92660. At the Annual Meeting, the Company’s stockholders voted in person or by proxy on:
(1)A plan of complete liquidation and dissolution of the Company (the “Plan of Liquidation”, and the proposal, the “Plan of Liquidation Proposal”). The principal purpose of the Plan of Liquidation is to maximize stockholder value by selling the Company’s assets, paying its debts and distributing the net proceeds from liquidation to the Company’s stockholders.
(2)Three proposed amendments to the Company’s charter (together, the “Charter Amendment Proposals”) to:
(a)eliminate (i) conditions and limitations on the Company’s exculpation and indemnification of its present or former directors and KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), and its affiliates and (ii) limitations on the Company’s ability to reimburse its present or former directors and the Advisor or its affiliates for reasonable legal expenses and other costs, each of which had previously been required by state securities administrators in connection with the Company’s initial public offering or that related to such required provisions. Instead, the amendment provides that the Company shall exculpate and indemnify its present and former directors and officers to the maximum extent permitted by Maryland law and provides the Company the ability to exculpate and indemnify the Advisor and its affiliates pursuant to the terms of the advisory agreement between the Company and the Advisor (the “Indemnification Proposal”),
(b)eliminate the charter requirement to distribute a specific report with audited financial statements, related party and other information to stockholders each year, that had previously been required by state securities administrators in connection with the Company’s initial public offering or that related to such required provisions (the “Reporting Proposal”). Although the charter would no longer require the Company to provide audited financial statements to its stockholders, any decision by the Company to cease providing audited financial statements to its stockholders would need to be approved by the board of directors and would require that the Securities and Exchange Committee (the “SEC”) grant the Company relief from certain reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and
(c)exclude the distribution of interests in a liquidating trust from the definition of a “roll-up transaction” (the “Roll-Up Definition Proposal”);
(3)The election of the following individuals to the board of directors: Charles J. Schreiber, Jr., Peter McMillan III, Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.;
(4)The ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ended December 31, 2016; and
(5)A proposal that would permit the Company (a) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the Annual Meeting, and (b) subsequently, to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies to vote in favor of any proposal that had not received sufficient votes to be approved at the Annual Meeting, if necessary (the “Adjournment Proposal”).
For a detailed description of each of the proposals submitted for stockholder vote at the Annual Meeting, including a summary of the Plan of Liquidation Proposal and the revisions that each of the Charter Amendment Proposals would make to the Company’s previous charter, see the Company’s Definitive Proxy Statement, filed with the SEC on November 10, 2016 (the “Proxy Statement”).
The Plan of Liquidation Proposal was approved. The number of votes cast for and votes withheld from, and the number of abstentions and broker non-votes with respect to, the Plan of Liquidation Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Plan of Liquidation Proposal	188,211,685	3,732,263	3,008,942	17,537,953

All of the Charter Amendment Proposals were approved. The amendments to the Company’s charter were filed in Maryland and became effective on January 31, 2016. The number of votes cast for and votes withheld from, and the number of abstentions and broker non-votes with respect to, the three Charter Amendment Proposals were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Indemnification Proposal	93,884,962	20,529,477	10,538,451	17,537,953
Reporting Proposal	100,896,418	16,104,763	7,951,708	17,537,954
Roll-Up Definition Proposal	103,386,098	11,573,869	9,992,923	17,537,953
All of the director nominees were elected. The number of votes cast for and votes withheld from each of the director nominees and the number of broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles J. Schreiber, Jr.	115,022,017	9,930,874	17,537,952
Peter McMillan III	115,191,015	9,761,876	17,537,952
Hank Adler	115,229,726	9,723,165	17,537,952
Barbara R. Cambon	115,221,260	9,731,631	17,537,952
Stuart A. Gabriel, Ph.D.	115,238,847	9,714,044	17,537,952
The appointment of E&Y was ratified. The number of votes cast for and votes withheld from, and the number of abstentions with respect to, the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the year ended December 31, 2016 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of E&Y Appointment	136,396,233	2,152,552	3,942,058	—
The Adjournment Proposal was approved. The number of votes cast for and votes withheld from, and the number of abstentions with respect to, the Adjournment Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adjournment Proposal	129,879,236	6,919,192	5,692,415	—

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
99.1	Articles of Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: January 31, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer